FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                            AND FIRST AMENDMENT TO
               AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        PAINEWEBBER/GEODYNE ENERGY INCOME
                            LIMITED PARTNERSHIP II-E


       The undersigned, desiring to amend its amended and restated certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat. tit. 54 (1991), Section 301 et seq. (the "Act"), do hereby state, and desiring to amend the Agreement and Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership II-E dated as of September 27, 1988, do hereby agree:

       1. The name of the limited partnership is "PaineWebber/Geodyne Energy Income Limited Partnership II-E."

The date of filing of the original Certificate and Agreement of Limited Partnership was September 28, 1988, as amended by the Amended and Restated Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership II-E filed on March 10, 1989.

       2. The Amended and Restated Certificate of Limited Partnership is hereby revised to change the name of the Limited Partnership to the following:

            Geodyne Energy Income Limited Partnership II-E

       3. (a) The Amended and Restated Certificate of Limited Partnership is hereby revised to change the address of the limited partnership, which is the same address where the records of the limited partnership are kept, to Two West Second Street, Tulsa, Oklahoma 74103.

            (b) The Amended and Restated Certificate of Limited Partnership is hereby revised to change the name and address for the registered agent for service of process to Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.

       4. The Amended and Restated Certificate of Limited Partnership is hereby revised to change the name, mailing address, and business address of the general partner as follows:

                        Geodyne Properties, Inc.
                        Two West Second Street
                        Tulsa, OK 74103.

       5. The latest date upon which the limited partnership is to dissolve is December 31, 2001.

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       6. The Agreement and Certificate of Limited Partnership is hereby revised to replace the first sentence of Section 2.1 with the following:

            The Limited Partnership shall be conducted under the name Geodyne Energy Income Limited Partnership II-E.

       7. The Agreement and Certificate of Limited Partnership is hereby revised to replace the third and fourth sentences of Section 2.1 with the following:

            The office and principal place of business of the Limited Partnership shall be c/o Geodyne Properties, Inc., Two West Second Street, Tulsa, Oklahoma 74103. The agent for service of process on the Limited Partnership shall be Geodyne Properties, Inc., Two West Second Street, Tulsa, OK 74103.

       8. In all other respects, the Agreement and Certificate of Limited Partnership is hereby ratified and confirmed.

DATED:    February 24, 1993

                                        GENERAL PARTNER:

                                        Geodyne Properties, Inc.


                                        By:  /s/ Michael E. Luttrell
                                            ------------------------------
                                             Michael E. Luttrell
                                             Executive Vice President


                                        LIMITED PARTNER:

                                        Geodyne Depositary Company

                                        By:  /s/ Michael E. Luttrell
                                            ------------------------------
                                             Michael E. Luttrell
                                             Executive Vice President



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